Exhibit 99.1


                iPayment Reports Third Quarter Financial Results


    NASHVILLE, Tenn.--(BUSINESS WIRE)--Nov. 3, 2005--iPayment, Inc. (NASDAQ:
IPMT) today announced financial results for the third quarter and nine months ended September 30, 2005. Revenues grew 87.6% to $175,176,000 for the quarter from $93,388,000 for the third quarter of 2004. Net income was $8,129,000 for the third quarter of 2005, up 26.2% from $6,439,000 for the third quarter of 2004. Earnings per diluted share increased 25.0% to $0.45 from $0.36 for the third quarter of 2004.
Results for the third quarter of 2005 include pre-tax expenses of $334,000 related to the previously announced work of the Special
Committee of the Board of Directors as it continues to explore strategic alternatives.
    The Company's revenue growth for the quarter reflected an increase in charge volume to $6.4 billion from $3.3 billion for the third quarter of 2004. At September 30, 2005, iPayment, Inc. and its wholly-owned subsidiaries had 353 employees.
    The Company has made the determination that during the pendency of the Special Committee process it will not provide financial guidance or hold a conference call to discuss its third quarter results.

    This press release contains forward-looking statements about iPayment, Inc. within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For example, statements in the future tense, words such as "anticipates," "estimates," "expects," "intends," "plans," "believes," and words and terms of similar substance used in connection with any discussion of future results, performance or achievements identify such forward-looking statements. Those forward-looking statements involve risks and uncertainties and are not guarantees of future results, performance or achievements, and actual results, performance or achievements could differ materially from the Company's current expectations as a result of numerous factors, including but not limited to the following: acquisitions; liability for merchant chargebacks; restrictive covenants governing the Company's indebtedness; actions taken by its bank sponsors; migration of merchant portfolios to new bank sponsors; the Company's reliance on card payment processors and on independent sales organizations; changes in interchange fees; risks associated with the unauthorized disclosure of data; imposition of taxes on Internet transactions; actions by the Company's competitors; and risks related to the integration of companies and merchant portfolios the Company has acquired or may acquire. These and other risks are more fully disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K for 2005. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

    iPayment, Inc. is a provider of credit and debit card-based payment processing services to over 135,000 small merchants across the United States. iPayment's payment processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions, including transactions over the internet or by mail, fax or telephone.



                            iPayment, Inc.
                         Financial Highlights
                 (in thousands, except per share data)


Consolidated Income     Three months ended        Nine months ended
 Statements                September 30,             September 30,
                   ---------------------------------------------------
                         2005         2004         2005         2004
                   ------------ ------------ ------------ ------------
                    (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)
Revenues              $175,176      $93,388     $519,677     $262,741

Interchange            101,351       46,125      304,803      126,953
Other costs of
 services               53,710       33,704      157,576       99,089
Selling, general
 and administrative      4,789        3,019       12,989        8,701
                   ------------ ------------ ------------ ------------
  Total operating
   expenses            159,850       82,848      475,368      234,743
                   ------------ ------------ ------------ ------------
Income from
 operations             15,326       10,540       44,309       27,998
Other expense
 (income)
  Interest expense       2,132          623        6,710        1,982
  Other expense
   (income)                334            5          911         (334)
                   ------------ ------------ ------------ ------------
Income before
 income taxes           12,860        9,912       36,688       26,350
Income tax
 provision               5,015        3,473       14,308        9,232
Minority interest          284            -          350            -
                   ------------ ------------ ------------ ------------
Net income              $8,129       $6,439      $22,730      $17,118
                   ============ ============ ============ ============

Earnings per share
  Basic                  $0.47        $0.39        $1.35        $1.04
  Diluted                $0.45        $0.36        $1.26        $0.96
Weighted average
 shares outstanding
  Basic                 17,123       16,565       16,877       16,517
  Diluted               18,245       18,107       18,249       18,091



Percentages of
 Revenues
Interchange               57.9%        49.4%        58.7%        48.3%
Other costs of
 services                 30.7%        36.1%        30.3%        37.7%
Selling, general
 and administrative        2.7%         3.2%         2.5%         3.3%
Income from
 operations                8.7%        11.3%         8.5%        10.7%


Effective tax rate        39.0%        35.0%        39.0%        35.0%







                            iPayment, Inc.
                      Consolidated Balance Sheets
                            (in thousands)

                                                  Sept. 30,   Dec. 31,
Assets                                               2005       2004
                                                ------------ ---------
                                                 (Unaudited)
Current assets:
Cash and cash equivalents                              $623      $888
Accounts receivable, net                             19,236    17,031
Prepaid expenses and other                            9,815     6,765
                                                ------------ ---------
Total current assets                                 29,674    24,684

Restricted cash                                       3,857     3,248
Property and equipment, net                           2,659     2,749
Intangible assets, net                              199,470   219,331
Goodwill, net                                       102,625    79,360
Other assets                                         10,512     6,876
                                                ------------ ---------
Total assets                                       $348,797  $336,248
                                                ============ =========

Liabilities and stockholders' equity

Current liabilities:
Accounts payable                                     $7,735    $2,418
Accrued liabilities and other                        24,711    11,377
                                                ------------ ---------
Total current liabilities                            32,446    13,795

Long-term debt                                      118,000   168,437
Minority interest in equity of subsidiary               858         -
                                                ------------ ---------
Total liabilities                                   151,304   182,232
                                                ------------ ---------

Stockholders' equity:
Common stock                                        151,255   130,507
Retained earnings                                    46,238    23,509
                                                ------------ ---------
Total stockholders' equity                          197,493   154,016
                                                ------------ ---------
Total liabilities and stockholders' equity         $348,797  $336,248
                                                ============ =========







                            iPayment, Inc.
                 Consolidated Statements of Cash Flows
                            (in thousands)

                                                 Nine months ended
                                                    September 30,
                                             -------------------------
                                                  2005         2004
                                             ------------ ------------
 Cash flows from operating activities:        (Unaudited)  (Unaudited)
    Net income                                   $22,730      $17,118
    Adjustments to reconcile net income to
     net cash provided by operating activities:
    Depreciation and amortization                 30,472       14,740
    Noncash interest expense                         741          501
    Changes in assets and liabilities:
    Accounts receivable                           (2,205)      (2,222)
    Prepaid expenses and other current assets     (3,030)      (2,111)
    Other assets                                  (4,979)        (515)
    Accounts payable                               5,302          331
    Accrued liabilities and other                  3,759        2,307
                                             ------------ ------------
    Net cash provided by operating activities     52,790       30,149
                                             ------------ ------------

Cash flows from investing activities:
    Changes in restricted cash                      (609)       7,902
    Expenditures for property and equipment         (929)        (268)
    Acquisitions of businesses, portfolios
     and other intangibles                       (18,953)     (16,839)
    Deferred payments for acquisition of
     businesses                                        -       (2,000)
                                             ------------ ------------
    Net cash (used in) provided by
     investing activities                        (20,491)     (11,205)
                                             ------------ ------------

Cash flows from financing activities:
    Net repayments on line of credit             (34,500)     (15,500)
    Repayments of debt and capital lease
     obligations                                    (696)      (4,525)
    Proceeds from issuance of common stock         2,632        1,480
                                             ------------ ------------
    Net cash provided by (used in)
     financing activities                        (32,564)     (18,545)
                                             ------------ ------------

Net increase (decrease) in cash                     (265)         399
Cash and cash equivalents at beginning
 of period                                           888          733
                                             ------------ ------------

Cash and cash equivalents at end of period          $623       $1,132
                                             ============ ============




    CONTACT: iPayment, Inc.
             Clay Whitson, 615-665-1858, Ext. 115